Exhibit 10.3

GUARANTEE AGREEMENT
(Carjacked)

THIS AGREEMENT is entered into as of October 5, 2010 by and between Carjacked Entertainment, LLC (“CE”), Carjacked Entertainment Investments, LLC, (“CEI”) and Mass Hysteria Entertainment Company, Inc. of 5555 Melrose Avenue, Swanson Building, Suite 400, Hollywood, CA 90038 (“Guarantor”). CE and CEI may be collectively defined herein as “Producer”)

BACKGROUND:

A.           Producer intends to finance and produce a motion picture currently entitled Carjacked (the “Picture”) to be produced in Louisiana.

B.           Wet Rose Productions, LLC (the “Financier”) agreed to invest certain funds which form a portion of the financing for the Picture (the “Investment”).

C.           As a condition to the Financier agreeing to provide the Investment, Guarantor agreed to guarantee repayment of up to $250,000 of the Investment (the “Guarantee”).

NOW THEREFORE, in consideration of the covenants and conditions hereinafter contained. and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Guarantor Compensation. In consideration for providing the Guarantee to Producer and the risk associated therewith, Producer agrees to pay Guarantor an amount equal to Fifty Thousand United States Dollars ($50,000) (the “Guarantor Fee”) to be paid to Guarantor on the later of: (a) commencement of principal photography of the Picture; and (b) close of production funding for the Picture.

2.           Notices: All notices and other data required or desired to be given hereunder by either party shall be deposited in the mails in the country of origin, postage prepaid, addressed to the other at the addresses first set out above with a copy to Roberts & Stahl, 500-220 Cambie Street, Vancouver, BC V6B 2M9, Fax: 604-684-6387, Attention: Doran Chandler. Either party shall have the right to designate different addresses for any such notice by a notice given in accordance with the provisions of this paragraph.

3.           Miscellaneous:

(a)
Assignment: The parties shall have the right to assign this Agreement or any of their rights or any interest hereunder, to any person, firm or corporation and this Agreement shall he binding upon and shall inure to the benefit of Guarantor, their respective successors and assigns.

(b)
Choice of Law. This Agreement shall be governed and construed in accordance with the laws of the State of California applicable to contracts entered into and fully performed therein. Only the California courts (state and federal) shall have jurisdiction over controversies regarding this Agreement; any proceeding involving such a controversy shall be brought in those courts, in Los Angeles County.

(c)
Captions. The captions, headings, titles and subtitles herein are inserted solely for convenient reference only, shall not constitute a part of this Agreement and shall not be utilized or referred to in the construction or interpretation of this Agreement.

(d)
Further Documents: Producer shall execute and deliver to Guarantor any other documents Guarantor considers reasonably necessary or desirable to evidence, effectuate or confirm this Agreement, or any of the terms and conditions hereof. Producer irrevocably appoints Guarantor as attorney-in-fact with full power to execute and file such documents Producer fails to execute and deliver within ten (10) business days after requested by Guarantor to so, unless a shorter period is reasonably required.

(e)
Modifications: This Agreement cannot be amended, modified or changed except by a written instrument duly executed by authorized officers of the parties hereto. This Agreement cancels and supersedes all prior negotiations and understandings between the parties relating to the rights granted to Guarantor herein and the distribution of the Picture and contains all of the terms, covenants, conditions, representations and warranties of the parties hereto in the premises.

(f)	Counterparts: This Agreement may be signed in counterpart, each of which shall be deemed an original, but all of which together shall constitute the Agreement.

(g)
Severability. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and if any provision of this Agreement is held to be invalid or illegal under any material statutes, law, ordinance, order, or regulation, such provision shall be curtailed and limited only to the extent necessary to bring it within the legal requirement and such curtailment or limitation shall not affect the validity of the reminder of this Agreement or any other provisions hereof.

(h)           Time. Time is of the essence with respect to this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

Carjacked Entertainment Investments, LLC                                                                                                Carjacked Entertainment, LLC

By: _______________________________                                                By: _______________________________
Its Authorized Signatory                                                                                                                                       Its Authorized Signatory

Mass Hysteria Entertainment Company, Inc.

By: _______________________________
Its Authorized Signatory